Exhibit 10.28

Schedule of Named Executive Officers Party to

Change in Control Employment Agreement (BE4 and Higher Version)

(As of December 31, 2008)

Ralph W. Babb, Jr., Chairman, President and Chief Executive Officer (original agreement dated as of May 29, 1997; revised agreement dated as of December 14, 2008)

Elizabeth S. Acton, Executive Vice President and Chief Financial Officer (original agreement dated as of May 18, 2002; revised agreement dated as of December 18, 2008)

Joseph J. Buttigieg, III, Vice Chairman (original agreement dated as of May 28, 1997; revised agreement dated as of December 18, 2008)

Dennis J. Mooradian, Executive Vice President, Wealth and Institutional Management (original agreement dated as of November 4, 2003; revised agreement dated as of December 18, 2008)

Mary Constance Beck, Executive Vice President, Retail Bank (original agreement dated as of November 3, 2004; revised agreement dated as of December 18, 2008)